Exhibits 5.1 and 23.2

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Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017	212 450 4000 tel 212 701 5800 fax

December 24, 2013

Ally Financial Inc.

200 Renaissance Center

P.O. Box 200

Detroit, Michigan 48265

Ladies and Gentlemen:

Ally Financial Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), (a) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”) of the Company; (b) the Company’s senior notes (the “Senior Notes”), which may be fully and unconditionally guaranteed by either or both of Ally US LLC and IB Finance Holding Company, LLC (the “Guarantors”), and which may be issued pursuant to the indenture dated as of July 1, 1982, as supplemented and amended by the first supplemental indenture dated as of April 1, 1986, the second supplemental indenture dated as of June 15, 1987, the third supplemental indenture dated as of September 30, 1996, the fourth supplemental indenture dated as of January 1, 1998, and the fifth supplemental indenture dated as of September 30, 1998 (the “Senior Debt Indenture”), between the Company and The Bank of New York Mellon (successor to Morgan Guaranty Trust Company of New York), as trustee (the “Senior Debt Trustee”); (c) the Company’s subordinated notes (the “Subordinated Notes”), which may be issued pursuant to a subordinated debt indenture (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”), between the Company and The Bank of New York Mellon, as trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustee”); and (d) guarantees (the “Guarantees” and, together with the Senior Notes guaranteed thereby, the “Guaranteed Debt Securities”) of Senior Notes by the Guarantors, to be issued under one or more guarantee agreements (each, a “Guarantee Agreement”) to be entered into by the Company, the Guarantors and the Senior Debt Trustee.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantors that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantors as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion:

1. Upon designation of the relative rights, preferences and limitations of any series of Preferred Stock by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of a Certificate of Designation relating to such series of Preferred Stock, all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of such series of Preferred Stock proposed to be sold by the Company, and when such shares of Preferred Stock are issued and delivered in accordance with the applicable underwriting or other agreement against payment therefor (in excess of par value thereof), such shares of Preferred Stock will be validly issued, fully paid and non-assessable.

2. When the specific terms of a particular series of Senior Notes and, if applicable, the related Guarantee Agreement have been duly authorized and, in the case of the Senior Notes, established in accordance with the Senior Debt Indenture; and such Senior Notes and such Guarantee Agreement have been duly authorized, executed, issued and delivered and, in the case of the Notes, authenticated in accordance with the Senior Debt Indenture and in accordance, in each case, with the applicable underwriting or other agreement against payment therefor, such Senior Notes or Guaranteed Debt Securities, as the case may be, will constitute valid and binding obligations of the Company and each of the related Guarantees, if applicable, will constitute valid and binding obligations of each respective Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Guarantee Agreement that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation, or (y) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Guaranteed Debt Securities to the extent determined to constitute unearned interest.

3. When the Subordinated Debt Indenture and any supplemental indentures to be entered into in connection with the issuance of any Subordinated Notes have been duly authorized, executed and delivered by the Subordinated Debt Trustee and the Company; the specific terms of a particular series of Subordinated Notes have been duly authorized and established in accordance with the Subordinated Debt Indenture; and such Subordinated Notes have been duly authorized, executed, authenticated, issued and delivered in accordance with the Subordinated Debt Indenture and the applicable underwriting or other agreement against payment therefor, such Subordinated Notes will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (y) the enforceability of any waiver of rights under any usury or stay law or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Subordinated Notes to the extent determined to constitute unearned interest.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any such security, (i) the Board of Directors of the Company and the Board of Directors of the Guarantors, as the case may be, shall have duly established the terms of such security and duly authorized the issuance and sale of such security and such authorization shall not have been modified or rescinded; (ii) each of the Company and the Guarantors shall remain validly existing as a corporation in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures, the Guarantee Agreement, the Senior Notes, the Guaranteed Debt Securities and the Subordinated Notes are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Company and each Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such security. We have also assumed that the execution, delivery and performance by the Company or any Guarantor of any security whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or any Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Limited Liability Company Act of the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Validity of Securities” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Davis Polk & Wardwell LLP

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